The Board of Directors
UnionBancorp, Inc.


We consent to the incorporation by reference of our report dated February 5, 1999, relating to the consolidated financial statements of UnionBancorp, Inc. (the "Company") as of December 31, 1998 and for the year then ended, included in the Form 10-K, in the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission on December 8, 1999.



                                 Crowe, Chizek and Company LLP

Oak Brook, Illinois
December 8, 1999


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